Exhibit 5.2

To: Credit Suisse AG Paradeplatz 8 P.O. Box 1 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch
May 17, 2016 BOR | SAO 317545 | 4680099_4.docx

Credit Suisse AG, acting through its Nassau Branch | U.S. Medium-Term Note Program under the Credit Suisse Group AG and Credit Suisse AG U.S. Shelf
USD 574,000 CS Notes due April 29, 2021, Linked to the Performance of the CS Retiree Consumer Expenditure 5% Blended Index Excess Return (CUSIP 22548Q2B0)

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with the issuance by Credit Suisse, acting through its Nassau Branch (the Issuing Branch) of USD 574,000 CS Notes due April 29, 2021, Linked to the Performance of the CS Retiree Consumer Expenditure 5% Blended Index Excess Return (CUSIP 22548Q2B0) (the Notes, which expression, unless the context otherwise requires, includes the Global Note (as defined below)) on April 29, 2016, under an indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by a second supplemental indenture dated as of March 25, 2009 (the Supplemental Indenture and, together with the Base Indenture, the Indenture), between Credit Suisse and the Trustee. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

2| 8

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)	an electronic copy of the executed distribution agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (as amended by Amendment No. 1 dated January 11, 2008, the Distribution Agreement), as supplemented by (A) the Distributor Accession Letter and Confirmation dated June 18, 2008, pursuant to which JPMorgan Chase Bank, National Association and JPMorgan Securities LLC (formerly JPMorgan Securities, Inc.), each acting through JPMorgan Private Bank and JPMorgan Private Client Services, became distributors, (B) the Distributor Accession Letters and Confirmations dated March 23, 2012, pursuant to which Barclays Capital Inc., Citigroup Global Markets Inc. and Incapital LLC became distributors, (C) the Distributor Accession Letter and Confirmation dated May 8, 2012, pursuant to which Merrill, Lynch, Pierce, Fenner & Smith Incorporated became a distributor, (D) the Distributor Accession Letter and Confirmation dated May 18, 2012, pursuant to which Morgan Stanley & Co. LLC became a distributor, (E) the Distributor Accession Letter and Confirmation dated March 12, 2014, pursuant to which UBS Financial Services Inc. became a distributor, and (F) the Distributor Accession Letter and Confirmation dated March 24, 2014, pursuant to which UBS Securities LLC became a distributor (collectively, the Accession Agreements);
(ii)	an electronic copy of the executed Base Indenture;
(iii)	an electronic copy of the executed Supplemental Indenture (together with the Distribution Agreement, the Accession Agreements and the Base Indenture, the Transaction Agreements);
(iv)	an electronic copy of the executed global note representing the Notes (the Global Note);
(v)	an electronic copy of the prospectus dated as of May 4, 2015 (the Base Prospectus);
(vi)	an electronic copy of the prospectus supplement to the Base Prospectus dated as of May 4, 2015 (the Prospectus Supplement);
(vii)	an electronic copy of the product supplement No. G-I to the Prospectus Supplement dated May 13, 2015, relating to CS Notes and Digital Plus CS Notes linked to the performance of one or more underlyings, indices, exchange-traded funds, equity securities, exchange rates, commodities, commodity futures contracts or a basket (the Product Supplement);

3| 8

(viii)	an electronic copy of the underlying supplement No. CSEARC5E to the Prospectus Supplement and the Base Prospectus dated October 1, 2015, relating to notes linked to the Credit Suisse Retiree Consumer Expenditure Indices (the Underlying Supplement);
(ix)	an electronic copy of the underlying performance supplement to the Underlying Supplement, the Prospectus Supplement and the Base Prospectus dated March 31, 2016, relating to notes linked to the CS Retiree Consumer Expenditure 5% Blended Index Excess Return (the Underlying Performance Supplement);
(x)	an electronic copy of pricing supplement No. G108 to the Underlying Performance Supplement, the Underlying Supplement, the Product Supplement, the Prospectus Supplement and the Base Prospectus (together with the Base Prospectus, the Prospectus Supplement, the Product Supplement, the Underlying Supplement and the Underlying Performance Supplement, the Prospectus);
(xi)	an electronic copy of the executed Officer's Certificate dated May 4, 2015, issued by Credit Suisse pursuant to Sections 2.02, 10.03 and 10.04 of the Indenture;
(xii)	a certified excerpt from the Register of Commerce of the Canton of Zurich for Credit Suisse, dated May 12, 2016 (the Excerpt);
(xiii)	a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), and (C) September 4, 2014 (the 2014 Articles);
(xiv)	an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), and (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (w) March 24, 2009 (the 2009 Regulations), (x) February 8, 2012 (the 2012 Regulations), (y) June 19, 2014 (the 2014 Regulations), and (z) April 28, 2016 (the 2016 Regulations);
(xv)	an electronic copy of the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (A) January 1, 2007 (the 2007 Funding Authority), (B) December 17, 2008 (the 2008 Funding Authority), (C) May 18, 2012 (the 2012 Funding Authority), and (D) August 4, 2015 (the 2015 Funding Authority);
(xvi)	an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG (CFO) to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as CFO, dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as CFO, dated March 12, 2009 (the 2009 CFO Approval), and (D) the certificate of D. Mathers, as CFO, dated March 19, 2015 (the 2015 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval, and the 2009 CFO Approval, the CFO Approvals);

4| 8

(xvii)	an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the 2008 Power of Attorney), and (D) the power of attorney dated July 22, 2015, issued by D. Mathers, as CFO, and D. Wong, as Treasurer of Credit Suisse (the 2015 Power of Attorney);
(xviii)	an electronic copy of the Structured Notes and Warrants – Business Division Authorizations (Version 8.0), finalized January 29, 2016, which is the list of Senior Business Personnel referred to in the 2015 Funding Authority (the Business Authorizations List);
(xix)	an email dated January 29, 2016, from D. Mathers, as CFO, to G. Orlins, copying D. Wong, as Treasurer of Credit Suisse, C. Horne, P. Doshi, H. Lee, A. Milligan, C. Schmid and T. Wenke, approving the Business Authorizations List (the Business Authorizations List Approval);
(xx)	an electronic copy of the Secretary's Certificate dated May 17, 2016 (including the exhibits thereto, the Secretary's Certificate), executed by Joan E. Belzer and Andreas Fehrenbach;
(xxi)	an electronic copy of the Secretary's Certificate dated May 17, 2016 (the Supplemental Secretary's Certificate), executed by Joan E. Belzer and Andreas Fehrenbach; and
(xxii)	an email confirmation from Haewon Lee dated May 17, 2016 (the Confirmation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

5| 8

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents; and
(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in
(i)	the Confirmation as to the following facts:
(A)	the Notes (i) are structured notes issued pursuant to business-driven transactions within the meaning of the 2015 Funding Authority, (ii) are offered pursuant to the Base Prospectus, the Prospectus Supplement, the Product Supplement, the Underlying Supplement, and the Underlying Performance Supplement and (iii) constitute "Notes" as such term is used in the Secretary's Certificate;
(B)	the copy of the Global Note attached to the Confirmation (or as otherwise provided to Homburger AG by Credit Suisse) is a true and correct copy of the original document; and
(C)	the terms of the Notes have been approved by the persons whose signatures appear on the Global Note, and such persons were employees of Credit Suisse or one of its affiliates at the time of such approval; and
(ii)	the Secretary's Certificate and the Supplemental Secretary’s Certificate, including as to the following facts:
(1)	as of the date of the issuance of the Notes, (v) the 2014 Articles, the 2016 Regulations, the 2015 Funding Authority, the CFO Approvals, the 2015 Power of Attorney, the Business Authorizations List and the Business Authorizations List Approval continue in full force and effect and have not been amended, (w) the Distribution Agreement has not been amended (other than by the Accession Agreements) and continues in full force and effect, (x) the Excerpt is correct and complete, (y) the Base Indenture has not been terminated, rescinded or amended in any way (other than by the Supplemental Indenture, the first supplemental indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute Notes) and the Indenture continues in full force and effect, and (z) immediately after giving effect to the issuance of Notes, the aggregate issuance amount, as measured by the aggregate offering price, of (i) medium-term notes (including such Notes) issued pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 85 billion and (ii) securities (including such Notes) issued pursuant to the U.S. registration statement on Form F-3 of which the Base Prospectus forms a part, will not exceed USD 85 billion, in each case in accordance with the 2015 CFO Approval;

6| 8

(2)	the 2008 Articles were in full force and effect and had not been amended as of the date of the Supplemental Indenture;
(3)	the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;
(4)	the 2014 Regulations were in full force and effect and had not been amended as of the date of the 2015 Funding Authority, the 2015 CFO Approval, the 2015 Power of Attorney, the Business Authorizations List and the Business Authorizations List Approval;
(5)	the 2012 Regulations were in full force and effect and had not been amended as of the date of the 2012 Funding Authority;
(6)	the 2009 Regulations were in full force and effect and had not been amended as of the date of the Supplemental Indenture;
(7)	the 2006 Regulations were in full force and effect had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the 2007 Funding Authority, the 2008 Funding Authority, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;
(8)	the 2012 Funding Authority was in full force and effect and had not been amended as of the dates of the 2015 CFO Approval and the 2015 Power of Attorney;
(9)	the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Supplemental Indenture and the 2009 CFO Approval;
(10)	the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;
(11)	the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Supplemental Indenture;
(12)	the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement; and
(13)	the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture.

7| 8

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.
2.	Credit Suisse has the necessary corporate power and authority to, acting through the Issuing Branch, issue the Notes.
3.	The Notes have been duly authorized by all necessary corporate action by Credit Suisse.
IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.
(c)	Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Latham & Watkins LLP for purposes of issuing its opinion to you as of the date hereof with respect to certain matters of the laws of the State of New York and United States federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

8| 8

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

Sincerely yours,
Homburger AG